Exhibit 10.3

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of this 16th day of November 2022, by and between Rumble Inc., a Delaware corporation (the “Company”), and Tyler Hughes (“Executive”).

W I T N E S S E T H:

WHEREAS, Executive is currently employed by the Company as its Chief Operating Officer; and

WHEREAS, Executive is a party to an employment agreement with Rumble Canada Inc. dated July 26, 2021 (the “Prior Agreement”); and

WHEREAS, the Company desires to employ Executive and to enter into this Agreement embodying the terms of such employment, and Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:

Section 1. Definitions.

(a) “Accrued Obligations” shall mean (i) all accrued but unpaid Base Salary and vacation pay through the date of termination of Executive’s employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with Section 7 hereof that are owing through the date of termination of Executive’s employment, and (iii) any benefits provided under the Company’s employee benefit plans (excluding any employee benefit plan providing for severance or similar benefits), in accordance with the terms contained therein, through the date of termination of Executive’s employment.

(b) “Agreement” shall have the meaning set forth in the preamble hereto.

(c) “Annual Bonus” shall have the meaning set forth in Section 4(b) hereof.

(d) “Award” shall have the meaning set forth in the Equity Plan.

(e) “Base Salary” shall mean the salary provided for in Section 4(a) hereof or any increased salary granted to Executive pursuant to Section 4(a) hereof.

(f) “Board” shall mean the Board of Directors of the Company.

(g) “Cause” shall mean Executive’s willful misconduct, disobedience, and/or willful neglect of duty that is not trivial and has not been condoned by the Company.

(h) “Code” shall mean the Ontario Human Rights Code as may be amended or replaced from time to time.

(i) “Company” shall have the meaning set forth in the preamble hereto.

(j) “Company Group” shall mean the Company together with any direct or indirect subsidiaries of the Company.

(k) “Compensation Committee” shall mean the Board or the committee of the Board designated to make compensation decisions relating to senior executive officers of the Company Group.

(l) “Disability” shall mean any physical or mental disability or infirmity of Executive that prevents the performance of Executive’s duties for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) non-consecutive days during any twelve (12) month period. Any question as to the existence, extent, or potentiality of Executive’s Disability upon which Executive and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company and approved by Executive (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement.

(m) “ESA” shall mean the Ontario Employment Standards Act, 2000, as may be amended or replaced from time to time.

(n) “Equity Plan” shall mean the Rumble Inc. 2022 Stock Incentive Plan, as amended from time to time.

(o) “Executive” shall have the meaning set forth in the preamble hereto.

(p) “Good Reason” shall mean, without Executive’s consent, (i) a material diminution in Executive’s title, duties, or responsibilities as set forth in Section 3 hereof, (ii) a material reduction in Base Salary set forth in Section 4(a) hereof or Annual Bonus opportunity set forth in Section 4(b) hereof (other than pursuant to an across-the-board reduction applicable to all similarly situated executives), (iii) the relocation of Executive’s principal place of employment (as provided in Section 3(c) hereof) more than fifty (50) miles from its current location, or (iv) any other material breach of a provision of this Agreement by the Company (other than a provision that is covered by clause (i), (ii), or (iii) above). Executive acknowledges and agrees that Executive’s exclusive remedy in the event of any breach of this Agreement shall be to assert Good Reason pursuant to the terms and conditions of Section 8(e). Notwithstanding the foregoing, during the Term, in the event that the Company reasonably believes that Executive may have engaged in conduct that could constitute Cause hereunder, the Company may, in its sole and absolute discretion, suspend Executive from performing Executive’s duties hereunder, and in no event shall any such suspension constitute an event pursuant to which Executive may terminate employment with Good Reason or otherwise constitute a breach hereunder; provided, that no such suspension shall alter the Company’s obligations under this Agreement during such period of suspension.

(q) “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(r) “Prior Agreement” shall have the meaning set forth in the recitals hereto.

(s) “Release of Claims” shall mean the Release of Claims in substantially the same form attached hereto as Exhibit A (as the same may be revised from time to time by the Company upon the advice of counsel).

(t) “Restrictive Covenant Agreement” shall mean any agreement between Executive and any member of the Company Group related to confidentiality, inventions assignment, non-competition, non-solicitation or similar restrictions.

(u) “Severance Benefits” shall have the meaning set forth in Section 8(g) hereof.

(v) “Severance Term” shall mean the twelve (12) month period following Executive’s termination by the Company without Cause (other than by reason of death or Disability) or by Executive for Good Reason. The twelve (12) month period shall be calculated from the date of termination specified in the written notice of termination issued to Executive by the Company, or from the date on which the Company’s written notice of termination is deemed to have been given to Executive by the Company.

(w) “Term” shall mean the period specified in Section 2 hereof.

(x) “Termination Date” shall mean the later of: (i) the last day on which Executive performs active service for the Company, and (ii) the end of only such minimum period of notice of termination, if any, which may be required by the ESA.

Section 2. Acceptance and Term.

The Company agrees to employ Executive, and Executive agrees to serve the Company, on the terms and conditions set forth herein. The Term shall commence on the date hereof and shall continue indefinitely until terminated as provided in Section 8 hereof.

Section 3. Position, Duties, and Responsibilities; Place of Performance.

(a) Position, Duties, and Responsibilities. During the Term, Executive shall be employed and serve as the Chief Operating Officer of the Company (together with such other position or positions consistent with Executive’s title as the Board shall specify from time to time) and shall have such duties and responsibilities commensurate with such title. Executive also agrees to serve as an officer and/or director of any other member of the Company Group, in each case without additional compensation. Executive acknowledges and agrees that the Company may cause his employer to be a directly or indirectly wholly-owned Canadian subsidiary of the Company, in which case, the Company may cause all compensation and benefits provided hereunder to be provided by such subsidiary, provided, however that Executive shall continue to serve as the Chief Operating Officer of the Company and the Company shall continue to be liable for all of the Company’s obligations under this Agreement.

(b) Performance. Executive shall devote Executive’s full business time, attention, skill, and best efforts to the performance of Executive’s duties under this Agreement and shall not engage in any other business or occupation during the Term, including, without limitation, any activity that (x) conflicts with the interests of the Company or any other member of the Company Group, (y) interferes with the proper and efficient performance of Executive’s duties for the Company, or (z) interferes with Executive’s exercise of judgment in the Company’s best interests. Notwithstanding the foregoing, nothing herein shall preclude Executive from (i) serving, with the prior written consent of the Board, as a member of the boards of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses and charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing Executive’s personal investments and affairs; provided, however, that the activities set out in clauses (i), (ii), and (iii) shall be limited by Executive so as not to materially interfere, individually or in the aggregate, with the performance of Executive’s duties and responsibilities hereunder.

(c) Principal Place of Employment. Executive’s principal place of employment shall be in Toronto, Canada, although Executive understands and agrees that Executive may be required to travel from time to time for business reasons.

Section 4. Compensation.

During the Term, Executive shall be entitled to the following compensation:

(a) Base Salary. Effective as of October 1, 2022, Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of not less than CDN$532,731, with increases, if any, as may be approved in writing by the Compensation Committee.

(b) Annual Bonus. Executive shall be eligible for an annual incentive bonus award determined by the Compensation Committee in respect of each fiscal year during the Term (the “Annual Bonus”). The target Annual Bonus for each fiscal year shall be 50% of Base Salary and the maximum Annual Bonus for each fiscal year shall be 100% of Base Salary, with the actual Annual Bonus payable being based upon the level of achievement of annual Company and individual performance objectives for such fiscal year, as determined by the Compensation Committee and communicated to Executive, and pro-rated for any partial year of service. The Annual Bonus shall be paid to Executive at the same time as annual bonuses are generally payable to other senior executives of the Company. Executive must be employed through the date on which the Annual Bonus is paid in order to earn and receive the Annual Bonus, except as otherwise provided for in this Agreement. For greater clarity, in the event Executive’s employment ends (whether lawfully, unlawfully, with or without Cause, or in breach of contract), Executive shall only be entitled to earn and receive the Annual Bonus, if any, until the Termination Date. If payment of the Annual Bonus does not occur on or before the Termination Date, Executive shall not be entitled to any compensation, or have any claim to damages, for the loss of any rights or benefits related to the Annual Bonus, except as otherwise provided for in this Agreement. If a court were ever to award Executive common law reasonable notice, except for only such minimum entitlements as may be required by the ESA, any payment in lieu of common law reasonable notice shall be calculated excluding the Annual Bonus.

(c) Equity Compensation. During the Term, Executive shall be eligible to participate in the Equity Plan (or any successor plan thereto), as determined by the Compensation Committee in its sole discretion from time to time. The amount and the terms and conditions of any such Awards shall be governed by the Equity Plan and an award agreement evidencing such Award. For the avoidance of doubt, nothing herein shall entitle Executive to any specific Award or any specific terms applicable to such Award. Executive must be employed through the date on which any Award vests, except as otherwise provided for in this Agreement. For greater clarity, in the event Executive’s employment ends (whether lawfully, unlawfully, with or without Cause, or in breach of contract), Executive shall only be entitled to vesting of any Award until the Termination Date. If any Award issued to Executive does not vest on or before the Termination Date, Executive shall not be entitled to any compensation, or have any claim to damages, for the loss of any rights or benefits related to the Award, except as otherwise provided for in this Agreement. If a court were ever to award Executive common law reasonable notice, except for only such minimum entitlements as may be required by the ESA, any payment in lieu of common law reasonable notice shall be calculated excluding any Award.

Section 5. Employee Benefits.

During the Term, Executive shall be entitled to participate in health, insurance, retirement, and other benefits provided generally to similarly situated employees of the Company. The Company’s sole obligation in respect of such benefits is the payment of premiums, if any, associated with this coverage. Executive shall also be entitled to the same number of holidays, vacation days, and sick days, as well as any other benefits, in each case as are generally allowed to similarly situated employees of the Company and as may be required by the ESA. Nothing contained herein shall be construed to limit the Company’s ability to amend, suspend, or terminate any employee benefit plan or policy at any time without providing Executive notice, and the right to do so is expressly reserved.

Section 6. Key-Man Insurance.

At any time during the Term, the Company shall have the right to insure the life of Executive for the sole benefit of the Company, in such amounts, and with such terms, as it may determine. All premiums payable thereon shall be the obligation of the Company. Executive shall have no interest in any such policy, but agrees to cooperate with the Company in procuring such insurance by submitting to physical examinations, supplying all information required by the insurance company, and executing all necessary documents, provided that no financial obligation is imposed on Executive by any such documents.

Section 7. Reimbursement of Business Expenses.

During the Term, the Company shall pay (or promptly reimburse Executive) for documented, out-of-pocket expenses reasonably incurred by Executive in the course of performing Executive’s duties and responsibilities hereunder, which are consistent with the Company’s policies in effect from time to time with respect to business expenses, subject to the Company’s requirements with respect to reporting of such expenses.

Section 8. Termination of Employment.

(a) General. Upon any termination of Executive’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Executive, Executive shall be deemed to have resigned from any and all directorships, committee memberships, and any other positions Executive holds with the Company or any other member of the Company Group and hereby agrees to execute any documents that the Company (or any member of the Company Group) determines necessary to effectuate such resignations.

(b) Termination Due to Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death. Subject to the provisions of the Code, the Company may terminate Executive’s employment immediately upon the occurrence of a Disability, such termination to be effective upon Executive’s receipt of written notice of such termination. Upon Executive’s death or in the event that Executive’s employment is terminated due to Executive’s Disability, Executive or Executive’s estate or Executive’s beneficiaries, as the case may be, shall be entitled to:

(i) The Accrued Obligations;

(ii) Continued participation in the Company’s group benefit plans in which Executive participated immediately prior to termination, where required to do so under the ESA, and for only such minimum time as required under the ESA;

(iii) Only such minimum working notice of termination or pay in lieu thereof and, upon conclusion of the notice of termination or pay in lieu period, only such minimum severance pay as may be required by the ESA; and

(iv) Any unpaid Annual Bonus in respect of any completed fiscal year that has ended on or before the Termination Date, which amount shall be paid at such time annual bonuses are paid to other senior executives of the Company, but in no event later than the date that is two and one-half (2½) months following the last day of the fiscal year in which such termination occurred.

Following Executive’s death or a termination of Executive’s employment by reason of a Disability, except as set forth in this Section 8(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(c) Termination by the Company with Cause.

(i) The Company may terminate Executive’s employment with Cause, effective upon Executive’s receipt of written notice of such termination.

(ii) In the event that the Company terminates Executive’s employment with Cause, Executive shall be entitled only to the Accrued Obligations. Following such termination of Executive’s employment with Cause, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d) Termination by the Company without Cause. The Company may terminate Executive’s employment without Cause, effective upon Executive’s receipt of written notice of such termination. In the event that Executive’s employment is terminated by the Company without Cause (other than due to death or Disability), Executive shall be entitled to:

(i) The Accrued Obligations;

(ii) Continued participation in the Company’s group benefit plans in which Executive participated immediately prior to termination, where required to do so under the ESA, and for only such minimum time as required under the ESA;

(iii) Continued participation in the Company’s health and dental plans for the combined period during which Executive is in receipt of the ESA Payment and the Severance Payment, subject to the plan administrator’s approval;

(iv) Only such minimum working notice of termination or pay in lieu thereof and, upon conclusion of the notice of termination or pay in lieu period, only such minimum severance pay as may be required by the ESA (the “ESA Payment”);

(v) An additional payment (the “Severance Payment”) which, when combined with the ESA Payment, shall be the equivalent of 12 months of Executive’s Base Salary. In no case shall the combined amount of the ESA Payment and the Severance Payment exceed 12 months of Executive’s Base Salary;

(vi) Any unpaid Annual Bonus in respect of any completed fiscal year that has ended on or before the Termination Date, which amount shall be paid at such time annual bonuses are paid to other senior executives of the Company, but in no event later than the date that is two and one-half (2½) months following the last day of the fiscal year in which such termination occurred;

(vii) The target Annual Bonus Executive would have received for the calendar year in which such termination occurs had Executive remained employed by the Company Group during the entire year, prorated to reflect the number of days Executive was employed during the calendar year, which amount shall be paid at such time annual bonuses are paid to other senior executives of the Company, but in no event later than the date that is two and one-half (2½) months following the last day of the fiscal year in which such termination occurred;

(viii) The target Annual Bonus for the year of termination, payable during the Severance Term in accordance with the Company’s regular payroll practices; and

(ix) Continued vesting during the Severance Term of any time-based Awards granted under the Equity Plan that are outstanding and unvested as of the Termination Date.

It is understood and agreed that any severance pay to which Executive may be entitled as part of the ESA Payment may be paid in installments (i.e. through salary continuation) pursuant to section 66(1) of the ESA. The Severance Payment may likewise be paid out as a lump sum or in installments at the Company’s sole discretion.

Notwithstanding the foregoing, the payments and benefits described in clauses (iii), (v), (vi), (vii), (viii) and (ix) above shall immediately terminate, and the Company shall have no further obligations to Executive with respect thereto, in the event that Executive breaches any provision of the Restrictive Covenant Agreement. Following such termination of Executive’s employment by the Company without Cause, except as set forth in this Section 8(d), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy upon a termination of employment by the Company without Cause shall be receipt of the payments and benefits set forth in this Section 8(d).

(e) Termination by Executive with Good Reason. Executive may terminate Executive’s employment with Good Reason by providing the Company ten (10) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within sixty (60) days of the occurrence of such event. During such ten (10) day notice period, the Company shall have a cure right (if curable), and if not cured within such period, Executive’s termination will be effective upon the expiration of such cure period, and Executive shall be entitled to the same payments and benefits as provided in Section 8(d) hereof for a termination by the Company without Cause, subject to the same conditions on payment and benefits as described in Section 8(d) hereof. Following such termination of Executive’s employment by Executive with Good Reason, except as set forth in this Section 8(e), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy upon a termination of employment with Good Reason shall be receipt of the payments and benefits set forth in Section 8(d) hereof.

(f) Termination by Executive without Good Reason. Executive may terminate Executive’s employment without Good Reason by providing the Company thirty (30) days’ written notice of such termination. In the event of a termination of employment by Executive under this Section 8(f), Executive shall be entitled only to the Accrued Obligations. In the event of termination of Executive’s employment under this Section 8(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Executive without Good Reason. Following such termination of Executive’s employment by Executive without Good Reason, except as set forth in this Section 8(f), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(g) Release. Notwithstanding any provision herein to the contrary, the payment of any amount or provision of any benefit pursuant to subsection (b), (d), or (e) of this Section 8 in excess of such minimum termination entitlements as may be prescribed by the ESA (other than the Accrued Obligations) (collectively, the “Severance Benefits”) shall be conditioned upon Executive’s execution and delivery to the Company of the Release of Claims within one (1) week following the date of Executive’s termination of employment hereunder. If Executive fails to execute the Release of Claims in such a timely manner Executive shall not be entitled to any of the Severance Benefits. For the avoidance of doubt, in the event of a termination due to Executive’s death or Disability, Executive’s obligations herein to execute the Release of Claims may be satisfied on Executive’s behalf by Executive’s estate or a person having legal power of attorney over Executive’s affairs.

Section 9. Representations and Warranties of Executive.

Executive represents and warrants to the Company that—

(a) Executive is entering into this Agreement voluntarily and that Executive’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Executive of any agreement to which Executive is a party or by which Executive may be bound;

(b) Executive has not violated, and in connection with Executive’s employment with the Company will not violate, any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer by which Executive is or may be bound; and

(c) in connection with Executive’s employment with the Company, Executive will not use any confidential or proprietary information Executive may have obtained in connection with employment with any prior employer.

Section 10. Taxes.

The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social insurance taxes, as shall be required by law. Executive acknowledges and represents that the Company has not provided any tax advice to Executive in connection with this Agreement and that Executive has been advised by the Company to seek tax advice from Executive’s own tax advisors regarding this Agreement and payments that may be made to Executive pursuant to this Agreement.

Section 11. Set Off; Mitigation.

The Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim, or recoupment of amounts owed by Executive to the Company or its affiliates; provided, however, that to the extent any amount so subject to set-off, counterclaim, or recoupment is payable in installments hereunder, such set-off, counterclaim, or recoupment shall not modify the applicable payment date of any installment, and to the extent an obligation cannot be satisfied by reduction of a single installment payment, any portion not satisfied shall remain an outstanding obligation of Executive and shall be applied to the next installment only at such time the installment is otherwise payable pursuant to the specified payment schedule. Executive shall not be required to mitigate the amount of any payment or benefit provided pursuant to this Agreement by seeking other employment or otherwise, and the amount of any payment or benefit provided for pursuant to this Agreement shall not be reduced by any compensation earned as a result of Executive’s other employment or otherwise.

Section 12. Physical or Mental Disability or Infirmity.

Notwithstanding anything herein to the contrary, and subject to the requirements of the Code, during any portion of the Term in which Executive is unable to perform the essential duties and responsibilities of Executive’s position as a result of a physical or mental disability or infirmity (after taking into account any reasonable accommodations) (such period being, a “Medical Leave of Absence”), unless otherwise determined by the Company, Executive shall only be entitled to the payments and benefits, if any, that Executive is then-eligible to receive pursuant to the Company Group’s short-term and long-term disability policies as in effect at such time (and, for the avoidance of doubt, Executive shall not accrue any other compensation or bonus, or vest in any compensation, during a Medical Leave of Absence, except as provided in such policy). Further, in no event shall any changes to Executive’s duties, responsibilities, compensation or benefits, or the appointment of an interim replacement, in each case, during the pendency of a Medical Leave of Absence give rise to Good Reason pursuant to this Agreement or otherwise.

Section 13. Successors and Assigns; No Third-Party Beneficiaries.

(a) The Company. This Agreement shall inure to the benefit of the Company and its respective successors and assigns. Neither this Agreement nor any of the rights, obligations, or interests arising hereunder may be assigned by the Company to a Person without Executive’s prior written consent (which shall not be unreasonably withheld, delayed, or conditioned). Executive understands and expressly agrees that in the event Executive does not consent to the assignment of this Agreement, or any of the rights, obligations or interests hereunder, Executive’s employment with the Company will terminate and Executive shall receive only such minimum entitlements, if any, as may be required by the ESA. Executive further understands and expressly agrees that the provision of only such minimum entitlements as may be prescribed by the ESA shall fully satisfy any common law, contractual, and statutory rights Executive may have, including without limitation, to notice of termination of employment, or pay in lieu of such notice, severance pay, and benefit continuation.

(b) Executive. Executive’s rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise, without the prior written consent of the Company; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or if there be no such designee, to Executive’s estate.

(c) No Third-Party Beneficiaries. Except as otherwise set forth in Section 8(b) or Section 13(b) hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Company, the other members of the Company Group, and Executive any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 14. Waiver and Amendments.

Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by each of the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification must be consented to on the Company’s behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

Section 15. Severability.

If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

Section 16. Governing Law and Jurisdiction.

This Agreement shall be exclusively governed by and interpreted in accordance with the laws of the Province of Ontario. The parties expressly agree to attorn to the exclusive jurisdiction of the adjudicators, courts and tribunals in the Province of Ontario and that no action or claim may be commenced in any other jurisdiction in respect of this Agreement (including but not limited to issues relating to its interpretation, application, enforcement or termination), the relationship between the parties or the cessation thereof.

Section 17. Notices.

(a) Place of Delivery. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices and communications by Executive to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices and communications by the Company to Executive may be given to Executive personally or may be mailed to Executive at Executive’s last known address, as reflected in the Company’s records.

(b) Date of Delivery. Any notice so addressed shall be deemed to be given or received (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

Section 18. Section Headings.

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 19. Entire Agreement.

This Agreement and the Restrictive Covenant Agreement, together with any exhibits attached hereto, constitute the entire understanding and agreement of the parties hereto regarding the employment of Executive. This Agreement and the Restrictive Covenant Agreement supersede all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement, including, without limitation, the Prior Agreement.

Section 20. Survival of Operative Sections.

Upon any termination of Executive’s employment, the provisions of Section 8 through Section 21 of this Agreement (together with any related definitions set forth in Section 1 hereof) shall survive to the extent necessary to give effect to the provisions thereof.

Section 21. Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual signature or by signature delivered by facsimile or by e-mail as a portable document format (.pdf) file or image file attachment.

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[Signatures to appear on the following page(s).]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

RUMBLE INC.

/s/ Christopher Pavlovski
By:	Christopher Pavlovski
Title:	Chief Executive Officer

EXECUTIVE

/s/ Tyler Hughes
Tyler Hughes

[Signature Page to Tyler Hughes Employment Agreement]

Exhibit A

RELEASE OF CLAIMS

IN CONSIDERATION of the terms and conditions of settlement set out in the Employment Agreement, by and between Rumble Inc. (the “Company”) and me, Tyler Hughes, dated November __, 2022(the “Settlement”), and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, I, on behalf of myself, my heirs, successors, administrators and assigns (collectively referred to as the “Releasor”) release and forever discharge the Company, along with any parent, subsidiary, affiliated and associated person or entity, and together with all respective officers, directors, employees, servants and agents and their successors, administrators and assigns (collectively referred to as the “Releasee”), jointly and severally from any claim I may now have, or may hereinafter have, whether known or unknown at the time of signing this Release of Claims, in any way relating to my recruitment, engagement, hiring, or employment by, or the cessation of my engagement or employment with, the Releasee. For purposes of clarity, this includes, but is not limited to, any claim, demand, action, cause of action, contract, covenant, whether express or implied for, or related to group insurance benefits (including disability benefits, loss of benefits, or failure to provide benefits) bonus payment(s), vacation pay, notice of termination or pay in lieu, severance pay, indemnity, costs, interest, and/or loss or injury of every nature and kind whatsoever and howsoever arising, whether statutory or otherwise and specifically including, but not limited to, any claim under each of the Ontario Employment Standards Act, 2000, Human Rights Code, Labour Relations Act, Pay Equity Act and the Occupational Health and Safety Act, and any similar or successor legislation which may hereinafter be enacted.

AND FOR THE SAID CONSIDERATION, I hereby confirm I have considered whether I may have, and confirm I do not have an existing, planned or possible claim against the Releasee pursuant to the Ontario Human Rights Code, and I seek no right or remedy in respect of any such claim.

AND FOR THE SAID CONSIDERATION, I further acknowledge, covenant and warrant I have not filed with any court, tribunal, commission or agency, etc., including, but not limited to, the Employment Standards Branch of the Ministry of Labour, Ontario Labour Relations Board, Human Rights Tribunal of Ontario or Pay Equity Commission of Ontario, any claim, complaint or application, and if such a claim, complaint or application has been filed, this Release of Claims, entered into freely and without duress, constitutes a full and final bar and/or answer to such claim, complaint or application. For clarity, I agree that, as a condition of the Settlement, I will take all necessary steps to ensure the withdrawal or dismissal of such claim, complaint or application.

AND FOR THE SAID CONSIDERATION, I further acknowledge, covenant and agree that in the event I should hereafter make any claim, complaint, application or demand or take any action or proceeding against the Releasee in connection with any matter covered by this Release of Claims, or threaten to do so, this document may be raised as an estoppel and complete bar to any such claim, complaint, demand, action or proceeding, and I will be liable to the Releasee for its costs and expenses, including reasonable legal fees, incurred in responding thereto.

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AND FOR THE SAID CONSIDERATION, I further acknowledge, covenant and agree I shall not make any claim, demand, complaint, or commence any action or proceeding in connection with any matter covered by this Release of Claims against any other person who might claim contribution or indemnity from the Releasee by virtue of the said claim or proceeding. I agree that if any such claim, demand, action or proceeding is made by me or on my behalf, the Releasee may raise this document as an estoppel and complete bar to any such claim, demand, complaint or proceeding, and I will be liable to the Releasee for its costs and expenses, including reasonable legal fees, incurred in responding thereto.

AND FOR THE SAID CONSIDERATION, I further acknowledge, covenant and agree to save harmless and indemnify the Releasee from and against all claim, charge, tax, penalty or demand which may be made by the Canada Revenue Agency requiring the Releasee to pay income tax, a charge, a tax, or a penalty under any law including, but not limited to, the Income Tax Act (Canada), in respect of amount paid to me, in excess of income tax withheld, and in respect of any claim, charge, tax or penalty and demand which may be made on behalf of or related to the Employment Insurance Commission and Canada Pension Commission or any other government agency or commission under the applicable statutes and regulations with respect to any amounts which may in the future be found to be payable by the Releasee in respect of the Releasor.

AND FOR THE SAID CONSIDERATION, I further acknowledge, covenant and agree that during my engagement or employment I acquired business, operational, financial, technical and other information, which is confidential and proprietary in nature, belonging to the Releasee, its clients or customers and employees (the “Confidential Information”). I expressly acknowledge the release of any Confidential Information would constitute a significant detriment to the Releasee. I confirm I shall continue to hold all Confidential Information confidential following the cessation of my engagement or employment with the Releasee and I shall not use or disclose any Confidential Information in any manner without the express, prior, written permission of the Releasee. I also confirm I shall continue to abide by the terms of any Restrictive Covenant Agreement (as defined in my Employment Agreement), including without limitation, any and all terms related to confidentiality, inventions assignment, non-competition, and non-solicitation following the cessation of my engagement or employment with the Releasee.

AND FOR THE SAID CONSIDERATION, I further acknowledge, covenant and agree, despite the cessation of my engagement or employment, I will not disclose the terms of the Settlement or this Release of Claims to anyone, save for immediate family members (on their agreement to abide by this confidentiality provision), legal or financial advisor(s) or as required by law.

I AGREE AND ACKNOWLEDGE the consideration provided by the Releasee herein is not deemed to be an admission of liability on the part of the Releasee.

I AGREE AND ACKNOWLEDGE in the event any provision, or part thereof, of this Release of Claims is deemed void, invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect.

I ACKNOWLEDGE AND CONFIRM I have been afforded sufficient opportunity to obtain independent legal advice with respect to the details of the Settlement and this Release of Claims. I further confirm I have read this Release of Claims, understand it, and am executing it voluntarily and without duress having been afforded the opportunity to obtain legal advice and having either received such advice or chosen not to do so.

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IN WITNESS WHEREOF, the Releasor has duly executed this Release of Claims this ___ day of _________, 20__, in the presence of the witness whose signature is subscribed below.

Witness	Tyler Hughes

To be executed following termination of employment.

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